                              IMAX (TITANICA) LTD.

                                  BY-LAW NO. 1

         A by-law relating generally to the conduct of the affairs of the Corporation.

                                 INTERPRETATION

1. Interpretation. In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

   (a) "Act" means the Business Corporations Act, 1982, S.O. 1982, c. 4 as from time to time amended and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

   (b) "Regulations" means the Regulations made under the Act as from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

   (c) "by-law" means any by-law of the Corporation from time to time in force and effect;

   (d) all terms which are contained in the by-laws and which are defined in the Act or the Regulations shall have the meanings respectively given to such terms in the Act or the Regulations;

   (e) words importing the singular number only shall include the plural and vice versa and words importing a specific gender shall include the other genders; and

   (f) the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

                                      SEAL

2. Seal. The Corporation may but need not have a corporate seal. Any corporate seal adopted for the Corporation shall be such as the board of directors may by resolution from time to time approve.

                                    DIRECTORS

3. Duties and Number. Subject to any unanimous shareholder agreement, the directors shall manage or supervise the management of the business and affairs of the Corporation. The board of directors shall consist of the number of directors set out in the articles of the Corporation or, where a minimum and maximum number is provided for in the articles, such number of directors as shall be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors. A majority of the directors shall be resident Canadians except that where the Corporation has only one or two directors, that director or one of the two directors, as the case may be, shall be a resident Canadian. If the Corporation is an offering corporation, at least one-third of the directors shall not be officers or employees of the Corporation or of any affiliate of the Corporation.

4. Term of Office. A director's term of office (subject to (a) the provisions of the articles of the Corporation; (b) the provisions of the Act;
(c) any unanimous shareholder agreement; and (d) any expressly stated term of office) shall be from the date on which he is elected or appointed until the close of the annual meeting next following.

5. Vacation of Office. The office of a director shall ipso facto be vacated: (a) if he becomes bankrupt or suspends payment of his debts generally or compounds with his creditors or makes an authorized assignment or is declared insolvent; (b) if he is found to be a mentally incompetent person or of unsound mind; (c) subject to the provisions of the Act, if by notice in writing to the Corporation he resigns his office, which resignation shall be effective at the time it is received by the Corporation or at the time specified in the notice, whichever is later; (d) if he dies; or (e) if he is removed from office by the shareholders in accordance with paragraph 6.

6. Election and Removal. Subject to Section 120 of the Act the shareholders f the Corporation shall elect, at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election, but, if qualified, is eligible for re-election. If directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected. Provided always that, subject to Section 122 of the Act, the shareholders of the Corporation may, by ordinary resolution passed at an annual or special meeting of shareholders, remove any director or directors from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

7. Committee of Directors. The directors may appoint from among their number a committee of directors and subject to Subsection 127(3) of the Act may delegate to such committee any of the powers of the directors. A majority of the directors of any such committee must be resident Canadians. Subject to the by-laws and any resolution of the board of directors, the committee of directors, if any, may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit and may from time to time adopt, amend or repeal rules or procedures in this regard. Subject to the Act, except to the extent otherwise determined by the board of directors or, failing such determination, as determined by the committee of directors, the provisions of paragraphs 8 to 15, inclusive, shall apply, mutatis mutandis, to such committee.

                              MEETINGS OF DIRECTORS

8. Place of Meeting. Meetings of the directors may be held within or outside Ontario and it shall not be necessary in any financial year of the Corporation to hold a majority of the meetings of the directors at a place within Canada.

9. Notice. A meeting of directors may be convened by the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President if he is a director, a Vice-President who is a director or any two directors at any time and the Secretary, when directed or authorized by any of such officers or any two directors, shall convene a meeting as directors. The notice of any meeting convened as aforesaid need not specify the purpose of or the business to be transacted at the meeting. Notice of any such meeting shall be served in the manner specified in paragraph 57 of this by-law not less than two days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place; provided always that a director may in any manner and at any time waive notice of a meeting of directors and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called; provided further that meetings of directors may be held at any time without notice if all the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all of the absent directors waive notice before or after the date of such meeting.

         If the first meeting of the directors following the election of directors by the shareholders is held immediately thereafter, then for such meeting or for a meeting of the directors at which a director is appointed to fill a vacancy in the board, no notice shall be necessary to the newly elected or appointed directors or director in order to legally constitute the meeting, provided that a quorum of the directors is present.

10. Omission of Notice. The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person shall not invalidate any resolution passed or any proceeding taken at such meeting.

11. Adjournment. Any meeting of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place. Notice of any adjourned meeting of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

12      Quorum. A majority of the directors shall form a quorum for the transaction of business and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of directors. No business shall be transacted at a meeting of directors unless a quorum of the board of directors is present and, except as otherwise permitted by the Act, a majority of directors present are resident Canadians.

13. Telephone Participation. If all of the directors of the Corporation present at or participating in the meeting consent, a meeting of directors may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such meeting by such means is deemed for the purpose of the Act to be present at that meeting.

14. Voting. Questions arising at any meeting of the board of directors shall be decided by a majority of votes. In case of an equality of votes the chairman of the meeting in addition to his original vote shall have a second or casting vote.

15. Resolution in Lieu of Meeting. Notwithstanding any of the provisions of this law, but subject to the Act or any unanimous shareholder agreement, a resolution in writing, signed by all of the directors entitled to vote on that resolution at a meeting of the directors is as valid as if it had been passed at a meeting of the directors.

                            REMUNERATION OF DIRECTORS

16. Remuneration of Directors. The remuneration to be paid to the directors shall be such as the board of directors shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a member of the board of directors. The board of directors may also award special remuneration to any director undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director by the Corporation and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their traveling and other expenses properly incurred by them in connection with the affairs of the Corporation.

                   SUBMISSION OF CONTRACTS OR TRANSACTIONS TO
                            SHAREHOLDERS FOR APPROVAL

17. Submission of Contracts or Transactions to Shareholders for Approval. The board of directors in its discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the provisions of Section 132 of the Act, any such contract, act or transaction that shall be approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

                  FOR THE PROTECTION OF DIRECTORS AND OFFICERS

18. Conflict of Interest. In supplement of and not by way of limitation upon any rights conferred upon directors and officers by Section 132 of the Act, it is declared that no director or officer shall be disqualified from his office by, or vacate his office by reason of, holding any office or place of profit under the Corporation or under any body corporate in which the Corporation shall be a shareholder, or by reason of being otherwise in any way directly or indirectly interested in or contracting with the Corporation either as vendor, purchaser or otherwise or being concerned in any contract or arrangement made or proposed to be entered into with the Corporation in which he is in any way directly or indirectly interested either as vendor, purchaser or otherwise nor shall any director or officer be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject to the provisions of Section 132 of the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director or officer shall be in any way directly or indirectly interested shall be avoided or voidable and no director or officer shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiduciary relationship. A director or officer of the Corporation who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, or is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided in the Act. Except as provided in the Act, no such director of the Corporation shall vote on any resolution to approve such contracts or transactions but each such director may be counted to determine the presence of a quorum at the meeting of directors where such vote is being taken.

19. The Protection of Directors and Officers. Except as otherwise provided in the Act, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person, including any person with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Corporation and in connection there with to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors. If any directors or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall have an interest in a person which is employed by or performs services for the Corporation, the fact of his being a shareholder, director or officer of the Corporation shall not disentitle such director or officer or such person, as the case may be, from receiving proper remuneration for such services.

                      INDEMNITIES TO DIRECTORS AND OFFICERS

20.      Indemnities to Directors and Officers. Subject to the provisions of
Section 16 of the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Corporation shall also indemnify any such person in such other circumstances as the Act or law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law to the extent permitted by the Act or law.

                                    OFFICERS

21. Appointment. The board of directors may annually or oftener as may be required appoint a Chairman of the Board, a Vice-Chairman of the Board, a President, a Managing Director, one or more Vice-Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and/or a General Manager or Manager. Notwithstanding the foregoing, each incumbent officer shall continue in office until the earliest of (a) his resignation, which resignation shall be effective at the time a written resignation is received by the Corporation or at the time specified in the resignation, whichever is later, (b) the appointment of his successor, (c) his ceasing to be a director if such is a necessary qualification of his appointment, (d) the meeting at which the board of directors annually appoint the officers of the Corporation, (e) his removal, and (f) his death. A director may be appointed to any office of the Corporation but none of the officers except the Chairman of the Board, the Vice-Chairman of the Board and the Managing Director need be a member of the board of directors. Two or more of the aforesaid offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary-Treasurer. The board of directors may from time to time appoint such other officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the board of directors. The board of directors may from time to time and subject to the provisions of the Act, vary, add to or limit the duties and powers of any officer.

22. Remuneration and Removal. The remuneration of all officers appointed by the board of directors shall be determined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

23. Powers and Duties. All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the board of directors.

24. Duties May be Delegated. In case of the absence or inability to act of any officer of the Corporation except the, Managing Director or for any other reason that the board of directors may deem sufficient, the board of directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

25. Chairman of the Board. The Chairman of the Board, if any, shall, when present, preside as chairman at all meetings of the directors, the committee of directors, if any, and the shareholders.

26. Vice-Chairman of the Board. If the Chairman of the Board is absent or is unable or refuses to act, the Vice-Chairman of the Board, if any, shall, when present, preside as chairman at all meetings of the directors, the committee of directors, if any, and the shareholders.

27. President. The President shall be the chief executive officer of the Corporation unless otherwise determined by the board of directors. The President shall be vested with and may exercise all the powers and shall perform all the duties of the Chairman of the Board and/or Vice-Chairman of the Board if none be appointed or if the Chairman of the Board and the Vice Chairman of the Board are absent or are unable or refuse to act; provided, however, that unless he is a director he shall not preside as chairman at any meeting of directors or of the committee of directors, if any, or, subject to paragraph 41 of this by-law, at any meeting of shareholders.

28. Vice-President. The Vice-President or, if more than one, the vice residents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President; provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of directors or of the committee of directors, if any, or, subject to paragraph 41 of this by-law, at any meeting of shareholders.

29. Secretary. The Secretary shall give or cause to be given notices for all meetings of the directors, the committee of directors, if any, and the shareholders when directed to do so and shall have charge of the minute and record books of the Corporation and, subject to the provisions of paragraph 48 of this by-law, of the records (other than accounting records) referred to in
Section 140 of the Act.

30. Treasurer. Subject to the provisions of any resolution of the board of directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the board of directors may direct. He shall keep or cause to be kept the accounting records referred to in Section 140 of the Act. He may be required to give such bond for the faithful performance of his duties as the board of directors in its uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

31. Assistant Secretary and Assistant Treasurer. The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and the Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or the Treasurer, as the case may be.

32. Managing Director. The Managing Director shall be a member of the board of directors, and a resident Canadian and shall exercise such powers and have such authority as may be delegated to him by the board of directors in accordance with the provisions of Section 127 of the Act.

33. General Manager or Manager. The board of directors may from time to time appoint one or more General Managers or Managers and may delegate to him or them full power to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be transacted or performed by the board of directors and/or by the shareholders) and to employ and discharge agents and employees of the Corporation or may delegate to him or them any lesser authority. A General Manager or Manager shall conform to all lawful orders given to him by the board of directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a General Manager or Manager shall be subject to discharge by the board of directors.

34. Vacancies. If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the board of directors may appoint a person to fill such vacancy.

                             SHAREHOLDERS' MEETINGS

35. Annual Meeting. Subject to the provisions of Section 94 of the Act, the annual meeting of the shareholders shall be held on such day in each year and at such time as the board of directors may determine and subject to the articles and any unanimous shareholder agreement shall be held at any place in or outside Ontario as the board of directors determine or, in the absence of such determination, at the place where the registered office of the Corporation is located.

36. Special Meetings. Special meetings of the shareholders may be convened by order of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President if he is a director, a Vice-President if he is a director or by the board of directors at any date and time and subject to the articles and any unanimous shareholder agreement shall be held at any place in or outside Ontario as the board of directors determines or, in the absence of such determination, at the place where the registered office of the Corporation is located.

37. Notice. A printed, written or typewritten notice stating the day, hour and place of meeting shall be given by serving such notice on each shareholder entitled to vote at such meeting, on each director and on the auditor of the Corporation in the manner specified in paragraph 57 of this by-law, not less than ten days or if the corporation is an offering corporation not less than twenty-one days but in either case not more than fifty days (in each case, subject to clause 1(1)13 of the Act, exclusive of the day on which the notice is delivered or sent and of the day for which notice is given) before the date of the meeting. Notice of a meeting at which special business, as defined in
Section 96(5) of the Act, is to be transacted shall state or be accompanied by a statement of (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (b) the text of any special resolution or by-law to be submitted to the meeting. Provided that a meeting of shareholders may be held for any purpose on any day and at any time without notice if all of the shareholders and all other persons entitled to attend such meeting are present in person or, where appropriate, represented by proxy at the meeting (except where a shareholder or other person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all of the shareholders and all other persons entitled to attend such meeting who are not present in person or, where appropriate, represented by proxy thereat waive notice before or after the date of such meeting.

38. Waiver of Notice. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

39. Omission of Notice. The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or shareholders, director or directors or the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

40. Votes. Every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless a person entitled to vote at the meeting has demanded a ballot and in the case of an equality of votes the chairman of the meeting shall both on a show of hands and on a ballot have a second or casting vote in addition to the vote or votes to which he may be otherwise entitled.

         A ballot may be demanded either before or after any vote by show of hands by any person entitled to vote at the meeting. If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment it shall be taken forthwith without adjournment. If at any meeting a ballot is demanded on any other question or as to the election of directors, the vote shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

         Where two or more persons hold the same share or shares jointly, one of those holders present at a meeting of shareholders may, in the absence of the other or others, vote the share or shares but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the share or shares jointly held by them.

         At any meeting unless a ballot is demanded a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

41. Chairman of the Meeting. In the event that the Chairman of the Board and the Vice-Chairman of the Board are absent and the President is absent or is not a director and there is no Vice-President present who is a director, the persons who are present and entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the persons who are present and entitled to vote shall choose one of their number to be chairman.

42. Proxies. Votes at meetings of shareholders may be given either personally or by proxy or, in the case of a shareholder who is a body corporate or association, by an individual authorized by the board of directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation. At every meeting at which he is entitled to voter every shareholder and/or person appointed by proxy and/or individual so authorized to represent a shareholder who is present in person shall have one vote on a show of hands. Upon a ballot at which he is entitled to vote, every shareholder present in person or represented by proxy or by an individual so authorized shall (subject to the provisions, if any, of the articles of the Corporation) have one vote for every share held by him.

         A proxy shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate or association, by an officer or attorney thereof duly authorized. If the Corporation is an offering corporation a proxy appointing a proxyholder ceases to be valid one year from its date.

         A person appointed by proxy need not be a shareholder.

         Subject to the provisions of the Act and the Regulations, a proxy may be in the following form:

                  The undersigned shareholder of                          hereby
         appoints                          of                         , or
         failing him of as the nominee of the undersigned to attend and act for the undersigned and on behalf of the undersigned at the meeting of the shareholders of the said Corporation to be held on the
                            day of             , 19    and at any adjournment
         thereof in the same manner, to the same extent and with the same power as if the undersigned were present at the said meeting or such adjournment thereof. This proxy is (not) solicited by or on behalf of management of the Corporation.

                  DATED this                    day of             , 19   .



                                       ---------------------------------------
                                       Signature of Shareholder

         The board of directors may from time to time make regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be cabled or telegraphed or send by telex or in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though the proxies themselves were produced at the meeting or adjourned meeting and given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic or cable or telex or written communication as to the authority of any person claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic or cable or telex or written communication accepted by the chairman of the meeting shall be valid and shall be counted.

43. Adjournment. The chairman of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case subject to subsection 96 (4) of the Act notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting for which no notice is required which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

         Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

44. Quorum. A quorum at any meeting of shareholders (unless a greater number of persons are required to be present or a greater number of shares are required to be represented by the Act or by the articles or any other by-law) shall be persons present not being less than two in number and holding or representing more than twenty per cent of the total number of the issued shares of the Corporation for the time being entitling the holders thereof to vote at such meeting. Notwithstanding the foregoing, if the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting. No business shall be transacted at any meeting unless the requisite quorum be present at the time of the transaction of such business. If a quorum is not present at the time appointed for a meeting of shareholders or within such reasonable time thereafter as the shareholders present may determine, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business and the provisions of paragraph 43 with regard to notice shall apply to such adjournment.

45. Resolution in Lieu of Meeting. Notwithstanding any of the provisions of this by-law a resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to Section 104 of the Act, as valid as if it had been passed at a meeting of the shareholders.

                                   SECURITIES

46. Allotment and Issuance of Shares. Subject to the provisions of Section 23 of the Act, the articles, by-laws and any unanimous shareholder agreement, shares in the capital of the Corporation may be allotted and issued by the board of directors at such times and on such terms and conditions and to such persons or class or classes of persons as the board of directors determines.

47. Certificates. Security certificates and the instrument of transfer, if any, on the reverse side thereof shall (subject to Section 56 of the Act) be in such form as the board of directors may approve and such certificates shall be signed manually by at least one officer or director of the Corporation holding office at the time of signing or by or on behalf of a registrar, transfer agent, branch transfer agent or issuing or other authenticating agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture and any additional signatures required on a security certificate may be printed or otherwise mechanically reproduced thereon.

         A security certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that the person has ceased to be a director or an officer, as the case may be, of the Corporation and shall be as valid as if he were a director or an officer, as the case may be, at the date of its issue.

                             TRANSFER OF SECURITIES

48. Transfer Agent and Registrar. For each class of securities and warrants issued by the Corporation, the board of directors may appoint (a) a trustee, transfer agent, or other agent to keep the securities register, and the register of transfers and one or more persons or agent to keep branch registers; and (b) a registrar, trustee or agent to maintain a record of issued securities, certificates and warrants, and, subject to Section 48 of the Act, one person may be appointed for the purposes of clauses (a) and (b) in respect of all securities and warrants of the Corporation or any class or classes thereof. In the event of any such appointment in respect of the shares (or the shares of any class or classes) of the Corporation, all share certificates issued by the Corporation in respect of the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents and by or on behalf of one of the said registrars and/or branch registrars, if any.

49. Securities Registers. The securities register and the register of transfers Corporation shall be kept at the registered office of the Corporation or at such other office or place in Ontario as may from time to time be designated by the board of directors and a branch register or registers of transfers may be kept at such office or offices of the Corporation or other place or places, either within or outside Ontario, as may from time to time be designated by the board of directors.

50. Surrender of Certificates. Subject to the Act and the provisions of paragraph 52, no transfer of a security issued by the Corporation shall be registered unless the security certificate representing the security to be transferred has been surrendered or, if no security certificate has been issued by the Corporation in respect of such security, unless a duly executed instrument of transfer in respect thereof has been delivered to the Corporation or its transfer agent, as the case may be.

51. Shareholder Indebted to the Corporation. Subject to subsection 40(2) of the Act, the corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation. Such lien on a share of the Corporation may, subject to the Act, be enforced as follows:

   (a) where such share is redeemable pursuant to the articles of the Corporation, by redeeming such share and applying the redemption price to such debt;

   (b) by purchasing such share for cancellation for a price equal to the book value of such share and applying the proceeds to such debts;

   (c) by selling such share to any third party whether or not such party is at arm's length to the Corporation including, without limitation, any officer or director of the Corporation, for the best price which the board of directors in their sole discretion consider to be obtainable for such share and applying the proceeds to such debt;

   (d) by refusing to permit the registration of a transfer of such share until such debt is paid; or

   (e)   by any other means permitted by law.

52. Lost, Apparently Destroyed or Wrongfully Taken Security Certificates. Subject to the Act, in case f the loss, apparent destruction or wrongful taking of a security certificate, a new certificate may be issued in replacement of the one lost, apparently destroyed or wrongfully taken or a transfer of the securities represented by such certificate may be registered, upon such terms as the board of directors may from time to time prescribe, either generally or in respect of any particular loss, apparent destruction or wrongful taking of a security certificate.

                                    DIVIDENDS

53. Dividends. The board of directors may from time to time declare and the Corporation may pay dividends on the issued and outstanding shares in the capital of the Corporation subject to the provisions (if any) of the articles of the Corporation.

         The board of directors shall not declare and the Corporation shall not pay a dividend if there are reasonable grounds for believing that:

   (a) the Corporation is, or after the payment would be, unable to pay its liabilities as they become due; or

   (b) the realizable value of the Corporation's assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes.

         The Corporation may pay a dividend by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation and, subject to the foregoing, the Corporation may pay a dividend in money or property.

         In case several persons are registered as the joint holders of any shares, any one of such persons may give effectual receipts for all dividends and payments on account of dividends and/or redemption of shares (if any) subject to redemption.

             VOTING SHARES AND SECURITIES IN OTHER BODIES CORPORATE

54. Voting Shares and Securities in other Bodies Corporate. All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the board of directors of the Corporation shall from time to time determine. The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board of directors.

                      INFORMATION AVAILABLE TO SHAREHOLDERS

55. Confidential Information Not Available to Shareholders. Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which in the opinion of the board of directors it would be inexpedient in the interests of the Corporation to communicate to the public.

56. Availability of Corporate Records to Shareholders. The board of directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

                                     NOTICES

57. Service. Any notice or other document required by the Act, the Regulations, the articles or the by-laws to be sent to any shareholder or director or to the auditor shall be delivered personally or sent by prepaid mail or by telegram or cable or telex to any such shareholder at his latest address as shown in the records of the Corporation or its transfer agent and to any such director at his latest address as shown in the records of the Corporation or the most recent notice filed under the Corporations Information Act, whichever is the most current and to the auditor at his business address; provided always that notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto. If a notice or document is sent to a shareholder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

58. Securities Registered in More Than One Name. All notices or other documents with respect to any securities in the capital of the Corporation registered in more than one name shall be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficiently given to all of the holders of such securities.

59. Persons Becoming Entitled by Operation of Law. Subject to Sect on 67 of the Act, every person who by operation of law, transfer or any other means whatsoever shall become entitled to any securities of the Corporation shall be bound by every notice or other document in respect of such securities which, previous to his name and address being entered in the records of the Corporation, shall have been duly given to the person or persons from whom he derives his tittle to such securities.

60. Deceased Security Holders. Subject to Section 67 of the Act, any notice or other document delivered or sent by post, telegram or telex or left at the address of any security holder as the same appears in the records of the Corporation shall, notwithstanding that such security holder be then deceased, and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the securities held by such security holder (whether held solely or with any other person or persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested through him or with him in such, securities.

61. Signature to Notices. The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

62. Computation of Time. Where a given number of days' notice or notice extending over a period is required to be given under any provisions of the articles or by-laws of the Corporation, the day of service or posting of the notice or document shall not, unless it is otherwise provided, be counted in such number of days or other period.

63. Proof of Service. With respect to every notice or other document sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed as provided in paragraph 57 of this by-law and put into a Post office or into a letter box. A certificate of an officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the sending or delivery of any notice or other document to any security holder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every security holder, director, officer or auditor of the Corporation, as the case may be.

                            CHEQUES, DRAFTS AND NOTES

64. Cheques, Drafts and Notes. All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate.

                              CUSTODY OF SECURITIES

65. Custody of Securities. All shares and other securities owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the board of directors, with such other depositaries or in such other manner as may be determined from time to time by the board of directors.

         All shares and other securities belonging to the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer to be completed and registration to be effected.

                            EXECUTION OF INSTRUMENTS

66. Execution of Instruments. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by

   (a) any one of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President together with any one of the Secretary or the Treasurer;

   (b)   any two directors; or

   (c)   any one of the aforementioned officers together with any one director;

and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors shall have power from time to time to appoint any officer or officers, or any person or persons, on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

         The corporate seal of the Corporation, if any, may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by the board of directors by any such contract, document or instrument is not invalid merely because the corporate seal, if any, is not affixed thereto.

         The term "contracts, documents or instruments in writing" as used in this by-law shall include the deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

         In particular without limiting the generality of the foregoing

   (a) any one of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President together with any one of the Secretary or the Treasurer;

   (b)   any two directors; or

   (c)   any one of the aforementioned officers together with any one director;

shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

         The signature or signatures of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President, a Vice-President, the Secretary, the Treasurer, or any director or directors of the Corporation and/or of any other officer or officers, person or persons, appointed as aforesaid by the board of directors may, if specifically authorized by the board of directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any one or more of the foregoing officers or directors or the officers or persons authorized as aforesaid shall be so reproduced pursuant to such authorization by the board of directors shall be deemed to have been manually signed by each such officer, director or person whose signature is so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that any such officer, director or person whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

                                 FINANCIAL YEAR

67. Financial Year. The financial year of the Corporation shall terminate on such date in each year as the board of directors may from time to time determine.



         ENACTED as of the lst day of December, 1987.

             Signed                                      Signed

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President                                   Secretary

                               HIKARI KINEMA LTD.

                                  BY-LAW NO. 2

         A by-law respecting the borrowing of money and the issue of securities by HIKARI KINEMA LTD.

         BE IT ENACTED by the Directors of HIKARI KINEMA LTD. as a by-law of the said Corporation as follows:

1.      That the Directors of the company may from time to time:

   (a) borrow money upon the credit of the Company by obtaining loans or advances or by way of overdraft or otherwise;

   (b) issue, sell or pledge securities of the Company including bonds, debentures, debenture stock, for such sums on such terms and at such prices as they may deem expedient;

   (c) assign, transfer, convey, hypothecate, mortgage, pledge, charge or give security in any manner upon all or any of the real or personal, moveable or immoveable property, rights, powers, choses in action, or other assets, present or future, of the Company to secure any such securities or other securities of the Company or any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the Company heretofore, now or hereafter made or incurred directly or indirectly or otherwise; and

   (d) without in any way limiting the powers herein conferred upon the Directors, give security or promises to give security, agreements, documents and instruments in any manner or form under the Bank Act or otherwise to secure any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the Company heretofore, now or hereafter made or incurred directly or indirectly or otherwise.

2. That any or all of the foregoing powers may from time to time be delegated by the Director to any one or more of the directors or officers of the Company.

3. That this By-law shall remain in force and be binding upon the Company as regards any person acting on the faith thereof until such person has received written notification from the Company that this By-law has been repealed or replaced.

                  ENACTED as of the 1st day of December, 1987.

             Signed                                      Signed

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President                                   Secretary

                               HIKARI KINEMA LTD.

                   SPECIAL RESOLUTION OF THE SOLE SHAREHOLDER

                     ARTICLES OF AMENDMENT - CHANGE OF NAME

BE IT RESOLVED THAT:

1. the Articles of the Corporation are amended to change the name of the Corporation to:

        Imax (Titanica) Ltd.

2. any one officer or director of the Corporation be and is hereby authorized and directed on behalf of the Corporation to deliver Articles of Amendment, in duplicate, to the Director under the Business Corporations Act, 1982 and to sign and execute all documents and to do all things necessary or advisable in connection with the foregoing; and

3. the Board of Directors of the Corporation is hereby authorized to revoke this special resolution without further approval of the shareholders of the Corporation, at any time before such resolution is acted upon.

         The undersigned, being the sole shareholder of HIKARI KINEMA LTD., hereby signs the foregoing special resolution this 11th day of March, 1993.

                                       IMAX CORPORATION
                                       Per:


                                                    Signed
                                       -----------------------------------